Exhibit 10.1

Execution Version

LIMITED CONSENT

November 8, 2022

Faraday Future Intelligent Electric, Inc.

18455 South Figueroa Street

Gardena, California 90248

Attention: Legal Department, Brian Fritz

Phone: (800) 228 - 7702

Email: brian.fritz@ff.com

Re: Amendment to Notes

Ladies and Gentlemen:

Reference is made to that certain Securities Purchase Agreement dated as of August 14, 2022 (as amended by that certain Amendment No. 1 to Securities Purchase Agreement and Convertible Senior Secured Promissory Notes, dated as of September 23, 2022 (as amended prior to the date hereof, the “Notes”), that certain Joinder and Amendment Agreement, dated as of September 25, 2022, that certain Limited Consent and Third Amendment, dated as of October 24, 2022, and as the same may be further amended, restated, amended and restated, supplemented or otherwise modified from time to time, the “SPA”) by and among Faraday Future Intelligent Electric, Inc., a Delaware corporation (the “Issuer”), the other Credit Parties from time to time party thereto, the undersigned holder of a Note (the “Holder”) and the other financial institutions or other entities that hold Notes from time to time and are parties thereto (each an “Other Holder” and, and together with the Holder, collectively, the “Purchasers”) and FF Simplicity Ventures LLC, a Delaware limited liability company, as administrative agent and collateral agent (in such capacities, the “Agent”). Capitalized terms used but not defined herein shall have the meanings set forth in the SPA.

Effective as of the Effective Time (as defined below), the Holder hereto agrees and consents to amend its Note as follows:

(1)	The definition of “Interest Conversion Rate” is hereby amended and restated as follows:

“Interest Conversion Rate” means the lesser of (a) the Conversion Price or (b) the greater of (x) the Floor Price and (y) 90% of the lowest VWAP for the 5 consecutive Trading Days ending on the Trading Day that is immediately prior to the date on which interest is paid in shares of Common Stock.

(2)	The definition of “Equity Conditions” is hereby amended to add the following clause (j):

(j)	there shall not have occurred any Volume Failure or Price Failure as of such applicable date of determination

(3)	Section 1 of the Note is hereby amended to add the following definitions:

“Floor Price” means $0.21 (as adjusted for stock splits, stock dividends, stock combinations, recapitalizations or other similar transactions occurring after the date hereof) (or such lower amount as may be permitted by the principal Trading Market of the Common Stock from time to time).

“Price Failure” means, with respect to a particular date of determination, the VWAP of the Common Stock on any Trading Day during the seven (7) Trading Day period ending on the Trading Day immediately preceding such date of determination fails to exceed the Floor Price (as adjusted for stock splits, stock dividends, stock combinations, recapitalizations or other similar transactions occurring after the date hereof). All such determinations to be appropriately adjusted for any stock splits, stock dividends, stock combinations, recapitalizations or other similar transactions during any such measuring period.

“Volume Failure” means, with respect to a particular date of determination, the aggregate daily dollar trading volume (as reported on Bloomberg, LP) of the Common Stock on the principal Trading Market of the Common Stock on any Trading Day during the seven (7) Trading Day period ending on the Trading Day immediately preceding such date of determination, is less than $1,500,000 (as adjusted for any stock splits, stock dividends, stock combinations, recapitalizations or other similar transactions occurring after the date hereof).

For the purposes of Rule 144, the Company acknowledges and agrees that the holding period of the Note, as amended by this letter agreement, commenced as of the issuance date of such Note, and the Company agrees not to take a position contrary to this paragraph.

In order to induce the Agent and the applicable Purchasers to enter into this letter agreement, the Issuer hereby represents and warrants to the Agent and the applicable Purchasers, immediately after giving effect to this letter agreement, as of the date hereof and in each case, that all material non-public information regarding the Issuer or any other Credit Party that has been disclosed to the Agent or the applicable Purchasers on or prior to the date hereof, has been disclosed in the Issuer’s public filings with the Commission prior to the date hereof or will be disclosed within one Business Day of such disclosure.

Except as otherwise expressly provided herein, nothing contained herein shall constitute or be deemed to be a waiver or amendment of, or consent to any departure from any other term or provision in the SPA or any other Financing Document, each of which shall continue unmodified and in full force and effect, nor shall the foregoing consent and amendment constitute a course of dealing among the parties. Except as specifically set forth herein, the Agent and each Purchaser reserves all of its rights and remedies under the SPA and the Financing Documents.

On or before 9:00 a.m., New York time, on the first (1st) Business Day after the date of this letter agreement, the Company shall file a Current Report on Form 8-K describing all the material terms of the transactions contemplated hereby in the form required by the Securities Exchange Act of 1934, as amended, and attaching the form of this letter agreement (including all attachments, the “8-K Filing”). From and after the filing of the 8-K Filing, the Company shall have disclosed all material, non-public information (if any) provided to the Holder by the Company or any of its Subsidiaries or any of their respective officers, directors, employees or agents in connection with the transactions contemplated hereby. In addition, effective upon the filing of the 8-K Filing, the Company acknowledges and agrees that any and all confidentiality or similar obligations under any agreement, whether written or oral, between the Company, any of its Subsidiaries or any of their respective officers, directors, affiliates, employees or agents, on the one hand, and the Holder or any of its affiliates, on the other hand, relating to the transactions contemplated by this Agreement, shall terminate.

Except as may be required by the Transaction Documents (as amended hereby), the Company shall not, and the Company shall cause each of its Subsidiaries and each of its and their respective officers, directors, employees and agents not to, provide the Holder with any material, non-public information regarding the Company or any of its Subsidiaries from and after the date hereof without the express prior written consent of the Holder (which may be granted or withheld in the Holder’s sole discretion). To the extent that the Company delivers any material, non-public information to the Holder without the Holder’s consent, other than as required by the Transaction Documents (as amended hereby), the Company hereby covenants and agrees that the Holder shall not have any duty of confidentiality with respect to such material, non-public information. Subject to the foregoing, neither the Company, its Subsidiaries nor the Holder shall issue any press releases or any other public statements with respect to the transactions contemplated hereby; provided, however, the Company shall be entitled, without the prior approval of the Holder, to make any press release or other public disclosure with respect to such transactions (i) in substantial conformity with the 8-K Filing and (ii) as is required by applicable law and regulations. Notwithstanding anything contained in this letter agreement to the contrary and without implication that the contrary would otherwise be true, the Company expressly acknowledges and agrees that the Holder shall not have (unless expressly agreed to by the Holder after the date hereof in a written definitive and binding agreement executed by the Company and the Holder), any duty of confidentiality with respect to any material, non-public information regarding the Company or any of its Subsidiaries.

The Company shall pay each of (i) Kelley Drye & Warren, LLP (counsel to the lead Purchaser) and (ii) Olshan Frome Wolosky LLP (counsel to Senyun International Ltd., a Purchaser), by no later than the first (1st) Business Day after the effective date of this letter agreement a non-accountable amount of $5,000 for the fees and expenses incurred by it in connection with preparing and delivering this letter agreement (the “Legal Fee Amount”).

The foregoing consent shall be deemed to be effective (the “Effective Time”) upon the time the Company shall have entered into letter agreements, in the form of this letter agreement, with each of the Other Holders (each, an “Other Agreement”)

This letter agreement may be executed in any number of counterparts and by different parties in separate counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute one and the same agreement. Signature pages may be detached from multiple separate counterparts and attached to a single counterpart. Delivery of an executed signature page of this letter by facsimile transmission or electronic transmission shall be as effective as delivery of a manually executed counterpart hereof.

THE INTERNAL LAWS OF THE STATE OF NEW YORK SHALL GOVERN ALL MATTERS ARISING OUT OF, IN CONNECTION WITH OR RELATING TO THIS LETTER AGREEMENT, INCLUDING, WITHOUT LIMITATION, ITS VALIDITY, INTERPRETATION, CONSTRUCTION, PERFORMANCE AND ENFORCEMENT, WITHOUT REGARD TO CONFLICTS OF LAWS PROVISIONS OF SUCH STATE.

The obligations of the Holder under this letter agreement are several and not joint with the obligations of any Other Holder, and the Holder shall not be responsible in any way for the performance of the obligations of any Other Holder under any Other Agreement. Nothing contained herein or in any Other Agreement, and no action taken by the Holder pursuant hereto, shall be deemed to constitute the Holder and Other Holders as a partnership, an association, a joint venture or any other kind of entity, or create a presumption that the Holder and Other Holders are in any way acting in concert or as a group with respect to such obligations or the transactions contemplated by this letter agreement or any Other Agreement and the Company acknowledges that, to the best of its knowledge, the Holder and the Other Holders are not acting in concert or as a group with respect to such obligations or the transactions contemplated by this letter agreement or any Other Agreement. The Company and the Holder confirm that the Holder has independently participated in the negotiation of the transactions contemplated hereby with the advice of its own counsel and advisors. The Holder shall be entitled to independently protect and enforce its rights, including, without limitation, the rights arising out of this letter agreement, and it shall not be necessary for any Other Holder to be joined as an additional party in any proceeding for such purpose.

The Company hereby represents and warrants as of the date hereof and covenants and agrees that from the date hereof through the date that the Notes are no longer outstanding (the “MFN Termination Date”) none of the terms offered to any Other Holder with respect to any Note (including any security subsequently exchanged therefor), including, without limitation with respect to any consent, release, amendment, settlement, or waiver relating to any exchange of any such security (each an “Settlement Document”), is or will be more favorable to such Person (other than any reimbursement of legal fees) than those of the Holder and this letter agreement. If, and whenever during the period beginning on the date hereof and ending on the MFN Termination Date, the Company enters into a Settlement Document, then (i) the Company shall provide notice thereof to the Holder immediately following the occurrence thereof and (ii) the terms and conditions of this letter agreement shall be, without any further action by the Holder or the Company, automatically amended and modified in an economically and legally equivalent manner such that the Holder shall receive the benefit of the more favorable terms and/or conditions (as the case may be) set forth in such Settlement Document, provided that upon written notice to the Company at any time the Holder may elect not to accept the benefit of any such amended or modified term or condition, in which event the term or condition contained in this letter agreement shall apply to the Holder as it was in effect immediately prior to such amendment or modification as if such amendment or modification never occurred with respect to the Holder. The provisions of this paragraph shall apply similarly and equally to each Settlement Document entered into on or prior to the MFN Termination Date.

- Remainder of page intentionally blank; signature pages follow -

IN WITNESS WHEREOF, the parties hereto have caused this letter agreement to be duly executed by their respective duly authorized officers on the date first written above

HOLDER:

FF SIMPLICITY VENTURES LLC

By:	/s/ Antonio Ruis-Gimenez
Name:	Antonio Ruiz-Gimenez
Title:	Managing Member

(Signature Page to Amendment to Notes)

IN WITNESS WHEREOF, the parties hereto have caused this letter agreement to be duly executed by their respective duly authorized officers on the date first written above

ISSUER:

FARADAY FUTURE INTELLIGENT ELECTRIC INC.

By:	/s/ Carsten Breitfeld
Name:	Carsten Breitfeld
Title:	Chief Executive Officer

(Signature Page to Amendment to Notes)

IN WITNESS WHEREOF, the parties hereto have caused this letter agreement to be duly executed by their respective duly authorized officers on the date first written above

HOLDER:

RAAJJ TRADING LLC

By:	/s/ Alan Rubenstein
Name:	Alan Rubenstein
Title:	Member

(Signature Page to Amendment to Notes)

IN WITNESS WHEREOF, the parties hereto have caused this letter agreement to be duly executed by their respective duly authorized officers on the date first written above

HOLDER:

SENYUN INTERNATIONAL LTD.

By:	/s/ Zhang Bo
Name:	Zhang Bo
Title:	CEO

(Signature Page to Amendment to Notes)